Exhibit 99

News Release

Ecolab Inc.

370 Wabasha Street North

St. Paul, Minnesota 55102

FOR IMMEDIATE RELEASE

Michael J. Monahan           (651) 293-2809

ECOLAB DIRECTOR NOMINEES ELECTED; INDEPENDENT AUDITORS RE-APPOINTED; STOCKHOLDER PROPOSAL NOT APPROVED

ST. PAUL, Minn., May 2, 2008 – Ecolab Inc. stockholders today elected current directors Douglas M. Baker, Jr., Barbara J. Beck, Stefan Hamelmann, Jerry W. Levin and Robert L. Lumpkins  to the Board of Directors for a three-year term ending in 2011.

In other action at the Annual Meeting, stockholders ratified the appointment of PricewaterhouseCoopers LLP as Ecolab’s independent registered public accounting firm for 2008.  In addition, as recommended by Ecolab’s Board of Directors, a stockholder proposal to eliminate classification of Board terms was not approved.

With sales of $5.5 billion and more than 14,000 sales-and-service associates, Ecolab Inc. (NYSE: ECL) is the global leader in cleaning, sanitizing, food safety and infection control products and services. Ecolab delivers comprehensive programs and services to the foodservice, food and beverage processing, healthcare, and hospitality markets in more than 160 countries. More news and information is available at www.ecolab.com.

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